UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
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2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201
SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON APRIL 21, 2026
To the Stockholders of Texas Capital Bancshares, Inc.:
This proxy statement supplement dated March 17, 2026 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A of Texas Capital Bancshares, Inc. (the “Company”), dated March 12, 2026 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on April 21, 2026 (the “Annual Meeting”).
The Company is supplementing the Proxy Statement solely to clarify the effect of broker non-votes with respect to Proposal Two and Proposal Four described therein. Proposal Two is the proposal to ratify the selection of the Company’s auditors. Proposal Four is the proposal to approve the redomestication of the Company from Delaware to Texas by way of conversion. Generally, a broker non-vote occurs when shares held by a bank, broker or agent in “street name” for a beneficial owner are not voted with respect to a particular proposal because the person (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. Proposal Two is considered to be “routine” under NYSE rules and thus if the beneficial owner does not return voting instructions to the broker, the beneficial owner’s shares may be voted by the broker in its discretion on Proposal Two. Proposal Four is considered to be “non-routine”, such that the broker may not vote the shares on that proposal in the absence of the beneficial owner’s voting instructions.
The Proxy Statement is hereby amended and supplemented such that the following table replaces, in its entirety, the table on page 133.

Voting Item	Voting Options	Board Recommends	Voting Standard	Effect of Withhold Votes or Abstentions	Routine[1]	Effect of Broker Non-Votes
1. Election of Directors	For, Withhold	FOR each nominee	Plurality of votes cast2 3	None[3]		None
2. Ratification of appointment of Ernst & Young LLP for 2026	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against	✓	None
3. Advisory Vote to Approve the Compensation of the Named Executive Officers	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against		None
4. Approval of the Redomestication of the Company from Delaware to Texas by way of Conversion	For, Against, Abstain	FOR	Majority of shares outstanding and entitled to vote	Against		Against
5. Advisory Approval of Increasing the Threshold to Submit Stockholder Proposals	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against		None
6. Adjournment of the Annual Meeting	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against	✓	None
[1] The Company believes that Item 2 (Ratification of the Appointment of Auditors) and Item 6 (Adjournment of the Annual Meeting) are considered “routine” matters under New York Stock Exchange Rules. The Company believes that the remaining four matters are considered “non-routine”.
[2] The ten nominees receiving the highest number of votes “for” will be elected.
[3] However, a director who receives more “withhold” votes than “for” votes is required to submit a resignation under the Company’s Majority Vote Policy (see below).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.
From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement.
Please note that any proxy card or notice of internet availability of proxy materials has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

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